UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	333-177567	EIN 98-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 206
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 480-272-7290

Global Lines Inc.
16400 Collins Avenue, Unit 2142
Sunny Isles Beach, FL 33160
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ii

TABLE OF CONTENTS

GENERAL NOTE	1

FORWARD-LOOKING STATEMENTS	1

Item 1.01 Entry into a Material Definitive Agreement	1

Item 2.01 Completion of Acquisition or Disposition of Assets.	2

FORM 10 INFORMATION	3

BUSINESS	3

RISK FACTORS	7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	13

PROPERTIES	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

DIRECTORS AND EXECUTIVE OFFICERS	17

EXECUTIVE COMPENSATION	19

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE	21

LEGAL PROCEEDINGS	22

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	23

RECENT SALES OF UNREGISTERED SECURITIES	23

DESCRIPTION OF SECURITIES	24

INDEMNIFICATION OF DIRECTORS AND OFFICERS	26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	27

Item 3.02 Unregistered Sales of Equity Securities.	27

Item 4.01 Changes in Registrant’s Certifying Accountant.	27

Item 5.01 Changes in Control of Registrant.	27

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	27

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.	27

Item 5.06 Change in Shell Company Status.	27

Item 9.01 Financial Statements and Exhibits	27

SIGNATURES	30

EXPLANATORY NOTE

This amendment no. 1 to our current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on June 5, 2013 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

GENERAL NOTE

This current report on Form 8-K is being filed by our company following the completion of our acquisition of Alkaline Water Corp., (“Alkaline Water”), a private Arizona corporation, on May 31, 2013, pursuant to the terms of a share exchange agreement dated 31, 2013. As a result of our acquisition of Alkaline Water, we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

In connection with the closing of the share exchange agreement with Alkaline Water, we experienced a change of control, as our existing director resigned, new directors who were nominees of Alkaline Water were appointed to our board and former stockholders of Alkaline Water were issued shares that constituted 54.16% of our issued and outstanding shares of our common stock. Additionally, as a result of the acquisition, Alkaline Water’s current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Alkaline Water as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results, audited financial statements, included in this current report on Form 8-K are that of Alkaline Water rather than that of our company prior to the completion of the transactions described herein.

On May 30, 2013, our company effected a 15:1 forward stock split of our common stock. Unless otherwise indicated, the securities of our company referred to in this current report on Form 8-K are the securities subsequent to the forward stock split.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “Alkaline” mean The Alkaline Water Company Inc. and our wholly-owned subsidiary, Alkaline Water Corp., and its wholly-owned subsidiary, Alkaline 84, LLC. Unless otherwise stated, “$” refers to United States dollars.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Share Exchange Agreement

Pursuant to a share exchange agreement dated May 31, 2013 between our company, Alkaline Water Corp. and all of the stockholders of Alkaline Water Corp., we closed the share exchange agreement and completed the acquisition of all of the issued and outstanding shares of Alkaline Water Corp. on May 31, 2013. Alkaline Water Corp. is a private company incorporated under the laws of Arizona engaged in the business of producing, marketing and distributing alkaline water.

Pursuant to the terms of the share exchange agreement, and on the closing date thereof, two stockholders of Alkaline Water Corp. sold all 100,000 issued and outstanding shares of common stock in the capital of Alkaline Water Corp. to our company in consideration for the issuance of 43,000,000 shares of our common stock (21,500,000 shares each) in the capital of our company.

Following the closing of the share exchange agreement on May 31, 2013, we directly acquired all 100,000 shares common stock in the capital of Alkaline Water Corp.. On such date, Alkaline Water Corp. became a direct wholly-owned subsidiary of our company.

Private Placement and Loan Conversion

In connection with the closing of the share exchange agreement, on May 31, 2013, we completed a non-brokered private placement with Bank Gutenberg AG of 1,312,500 units of our company at a price $0.40 per unit for gross proceeds of $525,000, with each unit consisting of one share of our company, one share purchase warrant (each, a “First Warrant”) and one-half of one share purchase warrant (each whole warrant, a “Second Warrant”). The First Warrant entitles the holder to purchase, for a period of two years from issuance, one additional share of our common stock at an exercise price of $0.50 per share and each whole Second Warrant entitles the holder to purchase, for a period of two years from issuance, one additional share of our common stock at an exercise price of $0.60 per share.

Also in connection with the closing of the share exchange agreement, on May 31, 2013, we converted three secured convertible notes issued by Alkaline 84, LLC to Bank Gutenberg AG into 574,675 units of our company at a price of $0.40 per unit. The convertible notes had an aggregate principal amount of $225,000 and bore interest at 10% per annum ($4,869.86). The units had the same terms as the units issued in connection with the private placement described above.

Pursuant to the private placement and loan conversions, we issued 1,887,175 shares, 1,887,175 First Warrants, and 943,588 Second Warrants. The securities were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Share Cancellation

In connection with the closing of the share exchange agreement, Sergejs Belkovs, a former director and officer of our company, returned 67,500,000 shares (4,500,000 pre-split shares) of our common stock to the treasury of our company for cancellation without consideration. Also Vladislav Novichenko, a former officer of our company returned 7,500,000 shares (500,000 pre-split shares) of our common stock to the treasury of our company for cancellation without consideration. The share cancellations went effective on May 30, 2013.

Name Change and Forward Stock Split

Prior the closing of the share exchange agreement, on May 30, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “The Alkaline Water Company Inc.” with our company as the surviving corporation under the new name “The Alkaline Water Company Inc.” In addition, on May 30, 2013, our company effected a 15:1 forward stock split of our common stock.

Change of Officers and Directors

Effective as the closing of the share exchange agreement on May 31, 2013, Stephen Rolls resigned as a director of our company and from all officer positions of our company. Effective as of the closing of the share exchange agreement on May 31, 2013, Steven P. Nickolas and Richard A. Wright, two nominees of Alkaline Water Corp., were appointed as directors of our company and Mr. Nickolas was appointed as chairman, president, and secretary of our company and Mr. Wright was appointed as vice-president and treasurer of our company.

General Matters

Except for the share exchange agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the share exchange agreement, or associates of such directors and officers, had any material relationship with Alkaline Water Corp. or any of the stockholders of Alkaline Water Corp. prior to the transactions described above.

The securities of our company that were issued to the stockholders of Alkaline Water Corp. upon the closing of the share exchange agreement and to Bank Gutenberg AG in the private placement and loan conversions have not been and will not be registered under the Securities Act of 1933, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of Alkaline Water Corp. as a reverse recapitalization for accounting purposes. As we were a shell company prior to completion of the transactions described above, this current report includes audited annual financial statements of Alkaline Water Corp. for the period since inception on June 19, 2012 through March 31, 2013.

FORM 10 INFORMATION

BUSINESS

Corporate Overview

We were incorporated in the State of Nevada on June 6, 2011. Alkaline Water Corp. was incorporated in the State of Arizona on March 7, 2013, and it is the sole stockholder of Alkaline 84, LLC. The principal offices of our company are located at 7730 E Greenway Road Ste. 206, Scottsdale, AZ 85260. As of the date of this report Alkaline Water Corp. is our wholly-owned subsidiary, and Alkaline 84, LLC is Alkaline Water Corp.’s wholly-owned subsidiary.

Prior the closing of the share exchange agreement, on May 30, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “The Alkaline Water Company Inc.” with our company as the surviving corporation under the new name “The Alkaline Water Company Inc.” In addition, on May 30, 2013, our company effected a 15:1 forward stock split of our common stock.

As described above, on May 31, 2013, we entered into a share exchange agreement with Alkaline Water Corp. and all of its stockholders, and as a result of the closing of this agreement, Alkaline Water Corp. became our wholly-owned subsidiary. Consequently, after the closing of this agreement we adopted the business of Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 84, LLC.

Description of Business

Overview

Following the closing of the share exchange agreement with Alkaline Water Corp. and its stockholders, our company became engaged in the business of distributing, marketing and selling bottled alkaline water in bulk for retail sale.

Principal Products

Our company offers retail consumers bottled alkaline water in three-liter and one-gallon volumes through our brand “Alkaline84”.

Our product is produced through an electrolysis process, electrochemically activated water (ECA), which uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.4 pH drinking water without the use of any chemicals, and our product incorporates 84 trace Himalayan salts.

The main reason consumers drink our product is for the perceived benefit that a proper pH balance helps fight disease and boosts the immune system and the perception that alkaline water helps to maintain a proper body pH and keeps cells young and hydrated.

Operations

Alkaline 84, our operating subsidiary, operates primarily as a marketing and distribution company. Alkaline 84 has entered into exclusive arrangements with Water Engineering Solutions LLC, an entity that is controlled and owned by Steven P. Nickolas and Richard A. Wright, for the manufacture and production of our proprietary alkaline water machines. Alkaline 84 has entered into a five year agreement with Arizona Bottling Company to act as our initial co-packer. Our branding is being coordinated through 602 Design LLC, an award winning design company. All of the remaining goods are readily available through multiple vendors. Our principal suppliers are Plastipack, Polyplastics and Relm West.

Sample production and testing of our product began in late 2012. We have currently established initial contract manufacturing in Phoenix, Arizona and plan to establish other key manufacturing facilities throughout the United States to support the national distribution of our product.

Our product is currently at the introduction phase of its lifecycle. In March 2012 Alkaline 84 did market research on the demand for a bulk alkaline product at the Natural Product Expo West in Anaheim, California. In January 2013, we began the formal launching of our product in Southern California and Arizona.

Our Market

We plan to target the emerging alkaline beverage market in the continental United States primarily through independent brokers and distributors. At present our sales efforts our focused on Arizona, Southern California and Nevada and Texas and New England. We expect to expand to the Midwest and South Eastern United States sometime in fourth quarter of 2013.

Distribution Method for Our Product

We expect that our distribution network will be a broker-distributor-retailer network, whereby brokers represent our products to distributors and retailers. Our target retail markets are: (a) chain and independent health food stores; (b) grocery stores; (c) convenience stores; (d) drug stores; and the mass retail market.

Rick’s Running Water of Santa Ana California became our first distributor on February 15, 2013 by purchasing our product and acting in that capacity as our initial warehouse from which orders and samples can be made available. On March 1 2013, B&B Distributing became our distributor in northern Arizona. National expansion of our product is scheduled to begin in the third and fourth quarters of 2013. National distribution is being arranged through Natures Best and Tree of Life as well as a number of other regional distributors.

Dependence on Few Customers

During the period from June 19, 2012 (inception date of Alkaline Water Corp.) to March 31, 2013, Alkaline Water Corp. generated its revenue from three customers: Canan Enterprise LLC, an entity that is controlled or owned by Richard A. Wright, Rick’s Running water and B&B distributors.

Marketing

We intend to market our product through our broker network. Currently our broker network consists of Product Launch Professionals, A & L Sales and Marketing, Savi Sales & Marketing, and Cashman-Edwards, Inc.

We also intend to avail ourselves of the promotional activities of our competitors and expand throughout the same retail markets as they do. We anticipate that our initial marketing thrust will be to support the retailers and distribution partners with point of sales displays and other marketing materials, strategically adding an extensive PR program and other marketing as the markets dictate.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the beverage categories could result in our product never even being introduced beyond what we can market locally themselves.

Our product will compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including: Eternal; Essentia; Icelandic; Real Water; Aqua Hydrate; Mountain Valley; Qure; Penta; and Alka Power.

Products offered by our direct competitors are sold in various volumes and prices with prices ranging from approximately $1.39 for a half-liter bottle to $2.99 for a one-liter bottle, and volumes ranging from half-liter bottles to one-and-a half liter bottles. We intend to offer our product in three-liter and one-gallon bottles.

Intellectual Property

We intend to seek, as dictated by our branding experts, to have trademark protection in the United States for a number of trademarks for slogans and product designs.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

Alkaline 84 has worked with Water Engineering Solutions LLC, an entity that is controlled and owned by Steven P. Nickolas and Richard A. Wright, on the research and development activities related to the development of the EC100, a proprietary alkaline water system.

Government Regulation

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations.

Although we have yet to select the exact form of bottles or containers for our product, we anticipate that they will be non-refillable, recyclable container. Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Employees

In addition to Steven P. Nickolas, who is our president, secretary and director, and Richard A. Wright, who is our vice-president, treasurer and director, we currently employ one full time marketing manager and three part-time beverage and retail experts whom work in the United States on a contract basis. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We were incorporated in June 6, 2011, and we have only recently begun producing and distributing alkaline bottled water, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. Alkaline Water Corp. has not realized any significant revenues and does not expect to do so in near future. Its net loss was $283,388 from its inception on June 19, 2012 to March 31, 2013. For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development, production, marketing, and sales of our product. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce our product for distribution to our target market. Even after we complete the production of our product, we will have to spend substantial funds on distribution, marketing and sales efforts before we will know if we have commercially viable and marketable/sellable products.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program that is as thorough as we would like. If this becomes a reality, we may not ever generate revenues and you will lose your investment.

Our officers and directors will not be devoting a majority of their time to our operations.

Because our officers and directors will not be devoting a majority of their time to our operations and will only be devoting limited amounts of time to our development and operations, completion of our business development may be sporadic and occur at times which are convenient to our officer and director. As a result, business development and operations, including the production, distribution marketing, and of our product, may be periodically interrupted or suspended.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We will compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We will compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the alkaline water market.

We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including: Eternal; Essentia; Icelandic; Real Water; Aqua Hydrate; Mountain Valley; Qure; Penta; and Alka Power. These companies could bolster their position in the alkaline water market through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Alternative non-commercial beverages or processes could hurt our business.

The availability of non-commercial beverages, such as tap water, and machines capable of producing alkaline water at the consumer’s home could hurt our business, market share, and profitability.

Expansion of the alkaline beverage market or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The alkaline water market is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we will use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Health benefits of alkaline water is not guaranteed or proven, rather it is perceived by consumers.

Health benefits of alkaline water are not guaranteed and have not been proven. There is a perception that consuming alkaline water has beneficial health effects. Consequently, negative changes in consumers’ perception of the benefits of alkaline water or negative publicity surrounding alkaline water may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottling partners will use water, 84 trace Himalayan salts, packaging materials for bottles such as plastic and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer nonrefillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain nonrefillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies, including non-alkaline water. Consumers may also cease purchasing bottled water and consume tap water. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our Company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottling partners’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Risk Related to Our Stock

Because Steven P. Nickolas controls a large percentage of our common stock, he has the ability to influence matters affecting our stockholders.

Steven P. Nickolas exercises voting and dispositive power with respect to 43,000,000 shares of our common stock, representing approximately 54.16% of the issued and outstanding shares of our common stock, that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC. As a result, he has the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because he controls such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Nickolas could result in management making decisions that are in the best interest of Mr. Nickolas and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 1,125,000,000 shares of common stock, of which 79,387,175 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ a stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on June 6, 2011. Our business model was to provide chauffeuring and transportation services to residents within our local market, primarily providing transportation services such as private school student transport, sightseeing trips, and elderly transportation, and offering transportation to the airport and special event such as proms and weddings. However, as we had not successfully developed our service at the time prior to the entry into the share exchange agreement with Alkaline Water Corp., and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On May 31 2013, we completed the acquisition of Alkaline Water Corp. pursuant to the share exchange agreement with Alkaline Water Corp. and its stockholders. As a result of the acquisition of Alkaline Water Corp., we have determined to pursue the business of the production and sale of bottled alkaline water, with a specific focus on bulk bottled alkaline water. Because we are the successor business to Alkaline Water Corp. and because the operations and assets of Alkaline Water Corp. represent our entire business and operations from the closing date of the share exchange agreement, our management’s discussion and analysis is based on Alkaline Water Corp.’s audited consolidated balance sheets as of March 31, 2013, and its consolidated statements of operations, stockholders’ deficit, and cash flows for the period since Alkaline 84’s inception on June 19, 2012 through March 31, 2013. Inception under this section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” refers to the inception of Alkaline Water Corp. as a result of Alkaline Water Corp.’s acquisition of Alkaline 84 prior to Alkaline Water Corp.’s entry into the share exchange agreement. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in this report on Form 8-K.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

Product Development

We intend to continue the development and refinement of new products over the coming twelve months. We intend to develop new products in such a way that the final products will compete effectively in the marketplace due to their appealing branding relative to similar products in the marketplace. Our management will also investigate the possibility of acquiring other companies who have developed a single product. We will also seek out companies who are willing to license complementary products, which we could produce and sell.

Growth

We plan to significantly increase the production, sales, and distribution of our products over the next twelve months. We anticipate we will develop or acquire new products, increase production, build a standing inventory, and increase our marketing efforts, including endorsements, sponsorships, tournaments, and website development and promotion. We hope that our marketing efforts will result in an increased demand for our products by consumers. We intend to be able to meet that increased demand immediately by increasing our production rate ahead of our anticipated increase in demand. We have sufficient capacity to increase output of our products according to current and future demand profiles. By increasing production and building a standing inventory, we are attempting to ensure that consumers will not have to wait to obtain our products.

Results of Operations

From inception on June 19, 2012 to March 31, 2013 ($)
Revenue	15,110
Cost of goods sold	8,026
Gross Profit	7,084
Net Loss (after operating expenses and other expenses)	(283,388)

Revenue and Cost of Goods Sold

We had $15,110 in revenue from inception on June 19, 2012 to March 31, 2013, generated by sales of our beverage products. Cost of goods sold is comprised of production costs, and shipping and handling costs.

Expenses

Our operating expenses for the period from inception on June 19, 2012 to March 31, 2013 are as follow:

From inception on June 19, 2012 to March 31, 2013 ($)
Sales and marketing expenses	88,229
General and administrative expenses	89,608

From inception on June 19, 2012 to March 31, 2013 ($)
General and administrative expenses – related party	104,929
Depreciation expense	1,814
Total Operating Expenses	284,580

During the period from Inception on June 19, 2012 to March 31, 2013, we had a total of $104,929 in general and administrative expenses with related parties. Of the total, $69,732 was consulting fees to an officer, director and stockholder of our company, $32,322 was rent to an entity that is controlled and owned by an officer, director and stockholder of our company, and $2,875 was professional fees to an entity that is controlled and owned by an officer, director and stockholder of our company.

Liquidity and Capital Resources

Working Capital

Our working capital as at March 31, 2013 is as follows:

As at March 31, 2013 ($)
Current assets	87,290
Current liabilities	169,856
Working capital (deficiency)	(82,566)

Current Assets

Current assets as at March 31, 2013 primarily relate to $64,607 in cash.

Current Liabilities

Current liabilities as at March 31, 2013 primarily relate $150,000 in notes payable.

Cash Flow

Our cash flow from inception on June 19, 2012 to March 31, 2013 are as follow:

From inception on June 19, 2012 to March 31, 2013 ($)
Net cash used in Operating Activities	284,401
Net cash used in Investing Activities	54,897
Net cash provided by Financing Activities	403,905
Net increase (decrease) in Cash and Cash Equivalents	64,607

Cash Flow Used in Operating Activities

From inception on June 19, 2012 to March 31, 2013, the net cash used in operating activities primarily related to the net loss of $283,388 from operations and an increase in accounts receivable of $7,573.

Cash Flow Provided by Investing Activities

From inception on June 19, 2012 to March 31, 2013, the net cash used in investing activities primarily related to the purchase of fixed assets for $39,897.

Cash Flow Provided by Financing Activities

From inception on June 19, 2012 to March 31, 2013, the net cash provided by financing activities primarily related to $264,575 raised from stockholder contributions and $150,000 raised from notes payable.

Future Financing

As at March 31, 2013, we had a deficit of $283,388 accumulated during our development stage and expect to incur further losses during the fiscal year ending March 31, 2014. We do not anticipate generating positive internal operating cash flow until we can generate substantial revenues from the commercial sale of our drink products. We intend to raise the majority of our cash requirements for the next 12 months through equity or debt financings.

The financial requirements of our company for the next twelve months will depend on our ability to raise the money we require through equity or debt financing. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Going Concern

From our inception on June 19, 2012 to March 31, 2013, we had incurred an accumulated net loss of $283,388. In their report on our balance sheets as of March 31, 2013, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period since inception on June 19, 2012 through March 31, 2013, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the continued support of our stockholders to aid in financing our operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

PROPERTIES

We do not own any real estate or other property used in the operation of our current business. Our principal offices are located at 7730 E Greenway Road Ste. 206, Scottsdale, AZ 85260 with the size of 3,500 square feet. We have recently entered into a new leasing arrangement with rent arrangement with 7730 E Greenway Properties, an unrelated third party, for $2,000 per month. We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders and Management

The following table provides certain information regarding the ownership of our common stock, as of June 5, 2013 by:

  each of our named executive officers;

  each of our director;
  each person known to us to own more than 5% of our outstanding common stock; and
  all of our executive officers and directors and as a group.
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Steven P. Nickolas 14301 North 87 St., Suite 109, Scottsdale, AZ 85260	Common Stock	43,000,000(3)	54.16%
Richard A. Wright 14301 N. 87th Street, Suite 119 Scottsdale, Arizona 85260	Common Stock	Nil	Nil
Stephen Rolls 16400 Collins Ave., Unit 2142, Sunny Isles Beach, FL 33160	Common Stock	Nil	Nil
All executive officers and directors as a group (2 persons)	Common Stock	43,000,000	54.16%

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 79,387,175 shares of our common stock issued and outstanding as of June 5, 2013.

(3) Consists of 21,500,000 shares of our common stock issued to WiN Investments, LLC, a former stockholder of Alkaline Water Corp., and 21,500,000 shares of our common stock issued to Lifewater Industries, LLC, a former stockholder of Alkaline Water Corp. They acquired these shares upon the closing of the share exchange agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”. Steven P. Nickolas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Steven P. Nickolas	Chairman, President, Secretary and Director	58	May 31, 2013
Richard A. Wright	Vice-President, Treasurer and Director	55	May 31, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Steven P. Nickolas

In 2008 Mr. Nickolas was appointed President of Nutripure Beverages, Inc., a small cap pink sheet company that intended to launch a beverage product that was developed by him, on a national basis. The company was unsuccessful in raising the necessary capital, at which time Mr. Nickolas resigned his position with the company and proceeded to investigate other financial opportunities. From May 2008 to July 2010, Mr. Nickolas was a founder of and acted as the president, secretary, treasurer and a director of Northsight Capital, Inc., which was sold in order to support the ongoing research and development of various beverage products. During this time Mr. Nickolas founded Jayger International, LTD, which involved the sale of a variety of healthy products in Japan and other Asian countries. Mr. Nickolas also engaged in a number of consulting activities with both large and small companies and continued to remain active in the food and beverage industry. During this same period of time Mr. Nickolas founded The Healthy Food Project, Inc., a 501 (c) (3) non-profit organization dedicated to promoting the development of healthy foods and beverages for the public use. Over the past two years Mr. Nickolas has focused his attention on the commercial development of the water electrolysis process utilized in Alkaline 84.

Mr. Nickolas graduated from Claremont Men’s College (Now Claremont-Mckenna College) in 1977 with a Bachelor of Science Degree in Economics and Political Philosophy. He did post-graduate studies at Cal Poly Pomona in Psychology in 1978. He also attended Claremont Graduate School in 1978 in Government studies.

We believe that Mr. Nickolas is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Richard A. Wright

Mr. Wright is a Certified Public Accountant. He graduated Magnum Cum Laude in 1978 from Mount Union University in Alliance Ohio. He has done graduate level MBA courses at Case Western Reserve College in Cleveland, Ohio.

In 2008 Mr. Wright became the Chief Financial Officer for PCT International. PCT is a leading worldwide developer and manufacturer of last mile and access network solutions for broadband communication networks. PCT focuses on innovative and cost-effective solutions that allow service providers to improve system integrity and expand service offerings. It has manufacturing plants in USA and China and sells their products in 42 countries.

In 2010 (through present), Mr. Wright began his own tax and accounting CPA firm in Scottsdale Arizona Wright Tax Solutions PLC. Mr Wright also began Wright Investment Group LLC a small equity participation firm that helps provide seed capital through micro loans and financial expertise to start-up enterprises. He currently serves as the CFO and Treasurer of Alkaline 84 LLC.

We believe that Mr. Wright is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation

Global Lines Inc.

For information regarding the executive compensation of Global Lines Inc. for the year ended August 31, 2012, please see the annual report on Form 10-K filed on November 26, 2012.

Alkaline Water Corp.

The particulars of compensation paid to the following persons:

(a)	all individuals serving as principal executive officer of Alkaline Water Corp. during the year ended March 31, 2013;

(b)

each of two most highly compensated executive officers of Alkaline Water Corp. other than its principal executive officer who were serving as executive officers at March 31, 2013 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at March 31, 2013,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and our subsidiaries for the year ended March 31, 2013 are set out in the following summary compensation table:

Summary Compensation Table – Year Ended March 31, 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven P. Nickolas President	2012	50,000	Nil	Nil	Nil	Nil	Nil	19,732	69,732
Richard A. Wright CFO and Treasurer	2012	Nil	Nil	Nil	Nil	Nil	Nil	2,875	2,875

Employment or Consulting Agreements

Steven P. Nickolas had an oral agreement with Alkaline 84 to provide executive level management through his company, Beverage Science Laboratory, at the rate of $5,000 per month. In addition, Alkaline 84 provided health insurance, an auto allowance and other benefits totaling $19,732.

Richard A Wright was paid $2,875 though his CPA firm Wright Tax Solutions PLC for CPA services.

We have not entered into any written employment agreement or consulting agreement with our directors or executive officers.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of March 31, 2013.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Steven P. Nickolas	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Richard A. Wright	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Compensation of Directors

During the year ended March 31, 2013, Alkaline Water Corp. had no directors who were not the named executive officers of Alkaline Water Corp.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Alkaline Water Corp.

Other than as disclosed below, there has been no transaction, since June 19, 2012, or currently proposed transaction, in which Alkaline Water Corp. was or is to be a participant and the amount involved exceeds $1,403.73, being the lesser of $120,000 or one percent of its total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of Alkaline Water Corp.;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to Alkaline Water Corp.’s outstanding shares of common stock;

(iii)	Any of Alkaline Water Corp.’s promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

As of March 31, 2013, Alakline Water Corp. had accounts payable totaling $490 due to WiN Investments, an entity that is controlled or owned by Steven P. Nickolas, an officer and director of Alkaline Water Corp.

As of March 31, 2013, Alakline Water Corp. had a deposit totaling $15,000 with to Water Engineering Solutions LLC, an entity that is controlled and owned by Steven P. Nickolas and Richard A. Wright, officers and directors of Alkaline Water Corp.

During the period from Inception (June 19, 2012) to March 31, 2013, Alakline Water Corp. purchased $36,297 in equipment from Water Engineering Solutions LLC.

During the period from Inception (June 19, 2012) to March 31, 2013, Alakline Water Corp. had a total of $104,929 in general and administrative expenses with related parties. Of the total, $69,732 was consulting fees to Beverage Science Laboratory, an entity that is controlled and owned by Steven P. Nickolas, $32,322 was rent to Steven P. Nickolas, $2,875 was professional fees to Wright Tax Solutions LLC, an entity that is controlled and owned by Richard A. Wright.

Alakline Water Corp. has a month-to-month sub-rental arrangement with Beverage Science Laboratory for $1,914 per month

Global Lines Inc.

For information regarding the transactions with related persons of Global Lines Inc. for the year ended August 31, 2012, please see the annual report on Form 10-K filed on November 26, 2012.

Director Independence

We currently act with two directors consisting of Steven P. Nickolas and Richard A. Wright. Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority), which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we do not have any independent director.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our commons tock. There is a limited public market for our common stock. Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “GAEND”. On or around June 27, 2013, we expect the trading symbol of our common stock on the OTC Bulletin Board to be changed to “WTER” Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on July 10, 2012. During the year ended March 31, 2013, no shares of our common stock traded. On May 30, 2013, the closing price of our common stock on the OTC Bulletin Board was $0.13333.

Number of Holders

As of June 5, 2013, the 79,387,175 issued and outstanding shares of our common stock were held by a total of 11 stockholders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our commons tock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

Both our company and Alkaline Water Corp. have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Global Lines Inc.

On August 29, 2011, we sold 4,500,000 share (67,500,000 post-split shares) of common stock to our former president, Sergejs Belkovs, for a purchase price of $0.001 per pre-split share, for aggregate offering proceeds of $4,500. On September 12, 2011, we sold 500,000 share (7,500,000 post-split shares) of common stock to our former secretary, Vladislav Novichenko, for a purchase price of $0.001 per pre-split share, for aggregate offering proceeds of $500. We made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about our company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Effective May 31, 2013, we issued an aggregate of 43,000,000 shares of our common stock to the former stockholders of Alkaline Water Corp. in connection with the closing of the share exchange agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective May 31, 2013, we issued 1,312,500 units of our company at a price of $0.40 per share for gross proceeds of $525,000. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective May 31, 2013, we issued 574,675 units of our company at a price of $0.40 per share upon conversion of the convertible notes. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Alkaline Water Corp.

On March 31, 2013, Alkaline Water Corp. issued an aggregate of 100,000 shares of its class A common stock to two owners of Alkaline 84, LLC in exchange for a 100% interest in Alkaline 84, LLC. Alkaline Water Corp. issued these shares in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,125,000,000 shares of common stock, with a par value of $0.001 per share. As of June 5, 2013, there were 79,387,175 shares of our common stock issued and outstanding held by approximately 11 stockholders of record of our common stock. We are not authorized to issue any shares of preferred stock.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Stockholders holding at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of June 5, 2013, we had approximately 11 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In connection with the closing of the share exchange agreement with Alkaline Water Corp. on May 31, 2013, we changed our independent registered public accounting firm from Sadler, Gibb & Associates to Seale and Beers, CPAs. The appointment of Seale and Beers, CPAs was approved by our board of directors.

Sadler, Gibb & Associates’ report on our financial statements for the fiscal year ended August 31, 2012 and for the period from inception on June 6, 2011 through August 31, 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Sadler, Gibb & Associates on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Sadler, Gibb & Associates, would have caused Sadler, Gibb & Associates to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Sadler, Gibb & Associates with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Sadler, Gibb & Associates is filed as an exhibit to this Current Report on Form 8-K.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of appointment, we have not consulted with Seale and Beers, CPAs regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Seale and Beers, CPAs provided to us a written report or oral advice that Seale and Beers, CPAs concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Seale and Beers, CPAs regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 9.01 Financial Statements and Exhibits” below.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the section titled “Recent Sales of Unregistered Securities” above is responsive to this Item 3.02.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The information contained in the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” above is responsive to this Item 4.02.

Item 5.01 Changes in Control of Registrant.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On May 31, 2013, our board of directors approved a change in our fiscal year end from August 31 to March 31, which is the fiscal year end of Alkaline Water Corp. This change is being effectuated in connection with the reverse capitalization transaction described in “Item 2.01 Completion of Acquisition or Disposition of Assets” above.

In addition, the information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the transaction described in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above, on May 31, 2013, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Financial Statements of Alkaline Water Corp.

1.                   The following audited financial statements of Alkaline Water Corp. prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

•	Report of Independent Registered Public Accounting Firm, Seale and Beers, CPAs, LLC , dated April 25, 2013;

•	Consolidated Balance Sheet as at March 31, 2013;

	•	Consolidated Statement of Operations for the period from inception (June 19, 2012) to March 31, 2013;

	•	Consolidated Statement of Stockholders’ Deficit for the period from inception (June 19, 2012) to March 31, 2013;

	•	Consolidated Statement of Cash Flows for the period from inception (June 19, 2012) to March 31, 2013; and

	•	Notes to consolidated financial statements.

2.	The following unaudited pro forma financial statements as at February 28, 2013 are included herein:

	•	Unaudited Pro Forma Condensed Consolidated Balance Sheets;

	•	Unaudited Pro Forma Condensed Consolidated Statements of Operations; and

	•	Notes to Pro Forma Condensed Consolidated Financial Statements

Exhibits

Exhibit Number	Description of Exhibit
2.1	Share Exchange Agreement dated May 31, 2013 with Alkaline Water Corp. and its shareholders (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
3.1	Articles of Incorporation (incorporated by reference from our Form S-1 Registration Statement, filed on October 28, 2011)
3.1	Amended and Restated Bylaws (incorporated by reference from our Current Report on Form 8-K, filed on March 15, 2013)
10.1	Agreement dated June 28, 2011 with Super Limousine (incorporated by reference from our Form S-1 Registration Statement, filed on October 28, 2011)
10.2	Contract Packer Agreement dated November 14, 2012 between Alkaline 84, LLC and AZ Bottled Water, LLC (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
10.3	Private Placement Subscription Agreement dated February 21, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Quarterly Report on Form 10-Q, filed on May 17, 2013)
10.4	Private Placement Subscription Agreement dated April 17, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Quarterly Report on Form 10-Q, filed on May 17, 2013)
10.5	Private Placement Subscription Agreement dated May 17, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
10.6	Private Placement Subscription Agreement dated May 29, 2013 with Bank Gutenberg AG (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
16.1*	Letter from Sadler, Gibb & Associates dated June 14, 2013
99.1

Audited Financial Statements of Alkaline Water Corp. for the period from inception (June 19, 2012) to March 31, 20 (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)

99.2	Pro Forma Financial Statements as at February 28, 2013 (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)

*        Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Secretary and Director

June 14, 2013